                               AMENDMENT AGREEMENT

         This Amendment Agreement (the "Amendment Agreement") is dated this 7th day of March, 2000, and is between Apex Inc., a Washington corporation (the "Company"), and Kevin J. Hafer ("Employee"), and among other things, amends (i) that certain Employment Agreement by and between the Company and Employee dated December 29, 1995, as amended on December __, 1996 (collectively, the "Employment Agreement"), and (ii) those certain Nonqualified Stock Option Letter Agreements between the Company an Employee dated December 29, 1995 (two grants), June 10, 1996, June 19, 1997 (two grants), October 27, 1997, August 1, 1998 (two grants), March 12, 1999, and October 1, 1999 (collectively, the "Option Agreements").

                                    RECITALS

         WHEREAS, on the date of this Amendment Agreement, the Company, Cybex Computer Products Corporation, an Alabama corporation, and Aegean Sea Inc., a Delaware corporation ("Holdco"), are entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement").

         WHEREAS, pursuant to the Reorganization Agreement, (i) Apex Sub, Inc., a Washington corporation and a wholly-owned subsidiary of Holdco, will merge with and into the Company (the "Apex Merger"), and upon the Apex Merger, the Company will become a wholly-owned subsidiary of Holdco, and (ii) Cybex Sub, Inc., an Alabama corporation and a wholly-owned subsidiary of Holdco will merge with and into Cybex (the "Cybex Merger"), and upon the Cybex Merger, Cybex will also become a wholly-owned subsidiary of Holdco.

         WHEREAS, effective immediately prior to the closing of the Apex Merger as defined in the Reorganization Agreement, the Company and Employee wish to amend the Employment Agreement and the Option Agreements on the terms and conditions set forth in this Amendment Agreement.

         WHEREAS, the Company and Employee also wish to enter into certain other agreements regarding releases, indemnification, and other matters.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the Company and Employee agree as follows:

         1. DEFINED TERMS. All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Employment Agreement.

         2.       AMENDMENT OF OPTION AGREEMENTS.

                  (a) TERMINATION OF OPTIONS. Effective immediately prior to the closing of the Apex Merger described in the Reorganization Agreement, Section 4 of each Option Agreement is hereby amended by deleting the existing language in
Section 4 of each such Letter Agreement and substituting therefor in each such Option Agreement the following new language:

                  4. TERMINATION. Except as set forth in your Employment Agreement with the Company dated December 29, 1995, as amended December __, 1996 (collectively, the "Employment Agreement"), vested portions of outstanding options (including any options that become vested as a result of any acceleration provisions in your Employment Agreement, this Agreement, or the Plan) may be exercised for up to three years following the closing of the Apex Merger described in that certain Agreement and Plan of Reorganization dated March 7, 2000, by and among the Company, Cybex, and Holdco.

                  (b) ACCELERATED VESTING. Effective immediately prior to the closing of the Apex Merger described in the Reorganization Agreement, Section 6 of each Option Agreement is hereby amended by deleting the existing language and substituting therefor the following new language:

                  6. VESTING. To the extent not yet vested, your option shall vest and become exercisable in full immediately prior to the closing of the Apex Merger described in that certain Agreement and Plan of Reorganization dated March 7, 2000, by and among the Company, Cybex, and Holdco. Specifically, immediately prior to the closing of the Apex Merger (as defined in such Agreement and Plan of Reorganization), your entire option grants under this Agreement will, to the extent not yet vested, become fully vested and immediately available for exercise. You may exercise your option on vested option shares; however, you may only exercise your option for whole shares.

                  (c) REMAINING TERMS UNCHANGED. Except as specifically set forth in this Section 1, the remaining terms and conditions of each Option Agreement shall remain unchanged and in full force and effect.

         3. TERMINATION AND SEVERANCE. The parties agree that the closing of the Apex Merger will constitute a termination of the Employment Agreement without Cause within the meaning of Section 1.6 of the Employment Agreement, and that, provided Employee satisfies (and continues to satisfy) all of his obligations relating to the termination of his employment under the Employment Agreement (including his obligations under Sections 2, 3, and 4.1 of the Employment Agreement), then so long as Employee does not breach Sections 2, 3, or 4.1 of the Employment Agreement, Employee shall be entitled to continue through the first anniversary of the closing of the Apex Merger described in the Reorganization Agreement:

                  (a) to receive a biweekly base salary of $11,538.46 (less required withholding and deductions);

                  (b) to be eligible for employee and dependent coverage under the Company's (or Holdco's) medical and dental plans, and to have access to Apex email, Apex voicemail, a portable computer, and a pager, to the same extent as available to other Company employees;

                  (c) to be insured under the Company's (or Holdco's) insurance policies (including its directors and officers policies) to the same extent other officers and employees are insured;

                  (d) to be entitled to indemnification under the Company's Articles of Incorporation to the same extent other officers and employees are indemnified for acts during employment with the Company; and

                  (e) to be reimbursed by the Company for all ordinary and necessary documented business expenses incurred by Employee in connection with the performance of duties requested by the Chief Executive Officer of Holdco.

In addition, the Company will pay to Employee on or before the next payroll date following the closing of the Apex Merger an amount representing his accrued but unused vacation and personal time (less required withholding and deductions) through such closing date. Employee further acknowledges that he will not accrue any additional vacation or personal time after such closing date or be eligible for any other incentive or other bonus payments or stock option grants from the Company or from Holdco for 2000 or thereafter other than bonuses accrued by the Company prior to the closing of the Apex Merger the payment of which is approved by the Apex Compensation Committee. Employee and the Company further agree that, to the extent the provisions of this Section 3 are inconsistent with Sections
1.2 and/or 1.3 of the Employment Agreement, the provisions of this Section 3 shall be deemed to amend Sections 1.2 and 1.3 of the Employment Agreement, and the remaining terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect. Employee acknowledges and agrees that his confidentiality, non-solicitation, and noncompete obligations described in
Section 2 and 3 of the Employment Agreement shall continue until the third anniversary of the closing of the Apex Merger, and Employee further acknowledges that he will be entitled to receive the benefits specified in this Section 3 only if he is not in material breach of this Amendment Agreement or his Employment Agreement (including his confidentiality and noncompete obligation described in Sections 2 and 3 of the Employment Agreement). Employee understands and agrees that, as an additional condition to receiving or retaining the benefits described in this Agreement (including Section 2 and this Section 3), Employee must execute and deliver to the Company immediately prior to the closing of the Apex Merger described in the Reorganization Agreement the Confirmation of Resignation and General Release Agreement attached as ATTACHMENT
A. Employee also understands and agrees that, as a further condition to receiving or retaining the benefits described in this Section 3, Employee must execute and deliver to the Company the Confirmation of Resignation and General Release Agreement attached as ATTACHMENT B, which may not be signed any earlier than one day after the termination of Employee's employment with the Company.

         4. RESIGNATIONS; LIFE INSURANCE. Effective on the closing of the Apex Merger, (i) Employee hereby resigns as an officer and a director of the Company and all of its affiliates, and (ii) the Company will, at Employee's election, cancel or transfer as Employee designates in writing all life insurance policies owned by Company insuring the life of Employee.

         5. MUTUAL NONDISPARAGEMENT. Employee agrees that he will not make any disparaging or derogatory remarks about the Company, Cybex, or Holdco or their affiliates or any of their officers, directors, or employees. The Company, Cybex, and Holdco and each of their affiliates and their officers, directors, and employees agree not to make any disparaging or derogatory remarks about Employee or his performance at the Company.

         6. STANDSTILL AGREEMENT. Employee agrees that, for the period beginning on the closing of the Apex Merger and ending at the close of business on the earlier of (a) the third anniversary of the closing of the Apex Merger or (b) six months after Employee exercises all of his stock options for Apex common stock (whether or not the vesting of such stock options was accelerated by virtue of the amendment of Employee's Option Agreements as described in Section 1 of this Amendment Agreement), neither Employee nor any of his affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act")) will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect or cause or participate in or in any way assist any other person to affect to seek, offer or propose (whether publicly or otherwise) to effect or cause or participate in (i) any acquisition of any securities (or beneficial ownership thereof) or assets (other than non-material assets) of the Company or Holdco; (ii) any tender or exchange offer, merger, consolidation or other business combination involving the Company or Holdco; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or Holdco or any material portion of the Company's or Holdco's business; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of Holdco or the Company; (b) form, join or in any way participate in a "group" (as defined under the 1934 Act) with respect to the securities of Holdco or the Company; (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or Holdco or propose any matter for submission to a vote of stockholders of the Company or Holdco; (d) take any action to which, to the knowledge of Employee requires the Company or Holdco to make a public announcement regarding any of the types of matters set forth in (a) above; or
(e) enter into any discussions or arrangements with any third party with respect to any of the foregoing or advise, assist, encourage, finance or seek to persuade others to take any action with respect to the foregoing. Notwithstanding anything to the contrary contained in this Amendment Agreement, nothing in this Amendment Agreement shall prohibit Employee or his affiliates from purchasing any debt, or up to an aggregate of not more than 1.5% of any class of publicly traded equity securities of the Company or of Holdco.

         7. COVENANT NOT TO SUE. Employee represents that he has not filed any complaints, charges, or lawsuits against the Company, and Employee agrees that he will not do so at any time hereafter other than to enforce the terms of this Amendment Agreement, the Employment Agreement, or the Option Agreements. The Company represents that it has not filed any complaints, charges, or lawsuits against Employee and that, on the date of this Amendment Agreement, its executive officers have no actual knowledge of any basis for doing so.

         8. COMPLETE RELEASE OF THE COMPANY. In consideration for the acceleration of options described in Section 2 and the continued benefits to be paid to Employee as described in Section 3 and other benefits set forth in this Amendment Agreement, which Employee is not otherwise entitled to receive and which are given to him specifically in exchange for this release as a result of negotiations between himself and the Company, Employee, on behalf of himself, his marital community, and his and their heirs, successors, and assigns, releases and discharges the Company, its affiliated and predecessor organizations, its affiliates, their employee benefit plans, their current and former directors, officers, agents, employees, and attorneys, and each of their respective successors and assigns (the "Released Parties"), from any and all claims, charges, causes of action, and damages (including attorneys' fees and costs actually incurred of any type), known and unknown, arising prior to the date of this Amendment Agreement ("Claims"), including such Claims related in any way to Employee's employment with the Company, service as an officer or director of the Company or any of its affiliates, or the termination of his employment relationship with the Company on the first anniversary of the closing of the Apex Merger.

         For the purposes of implementing a full and complete release and discharge of the Company and the other Released Parties, and each of them, Employee expressly acknowledges that this Amendment Agreement is intended to include in its effect, without limitation, all Claims which he does not know or suspect to exist in his favor at the time he signs this Amendment Agreement, and that this Amendment Agreement is intended to fully and finally resolve any such Claim or Claims.

         This release specifically includes but is not limited to rights and claims under the local, state or federal laws prohibiting discrimination in employment, including the Civil Rights Acts, the Americans with Disabilities Act, the Washington Law Against Discrimination, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, as well as any other state or federal laws or common law theories relating to discrimination in employment, the termination of employment, or personal injury, including without limitation all claims for breach of contract, fraud, defamation, loss of consortium, infliction of emotional distress, additional compensation, back pay or benefits (other than as provided for in this Amendment Agreement).

         9. INDEMNIFICATION FOR SECTION 4999 EXCISE TAXES. In the event that it shall be determined that any payment or other benefit by the Company to or for the benefit of the Employee under the Employment Agreement, pursuant to Section 2 of this Amendment or otherwise, but determined without regard to any additional payments required under this Section 9 (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), then the Company shall indemnify Employee for such Excise Tax in accordance with the following:


                  (c) Employee shall be entitled to receive an additional payment from the Company equal to (i) one hundred percent (100%) of any Excise Tax actually paid or payable by the Employee in connection with the Payments, plus (ii) an additional payment in such amount that after all taxes, interest and penalties incurred in connection with all payments under this Section 3(a), Employee retains an amount equal to one hundred percent (100%) of the Excise Tax.


                  (d) All determinations required to be made under this Section shall be made by the Company's primary independent public accounting firm, or any other nationally recognized accounting firm reasonably acceptable to the Company and the Employee (the "Accounting Firm"). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Employee. All fees and expenses of the Accounting Firm shall be borne solely by the Company. For purposes of making the calculations required by this Section, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code, provided the Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code). The payments to which Employee is entitled pursuant to this Section shall be paid by the Company to Employee in cash and in full not later than thirty (30) calendar days following the date Employee becomes subject to the Excise Tax.

         10.      MISCELLANEOUS.

                  (a) WITHHOLDING. All compensation and benefits to the Employee hereunder shall be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law.


                  (b) WAIVER. The waiver of the breach of any provision of this Amendment Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.


                  (c) ENTIRE AGREEMENT; MODIFICATION. Except as otherwise provided herein, this Amendment Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Amendment Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to the Employee from the Company. In the event of any conflict between this Amendment Agreement and any other agreement (including, without limitation, the Employment Agreement or the Option Agreements), this Amendment Agreement shall control and govern. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.


                  (d) NOTICES. All notices and other communications under this Amendment Agreement shall be in writing and shall be given by hand delivery or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon hand delivery to an officer of the Company or the Employee, as the case may be, or upon three (3) days after mailing to the respective persons named below:

     If to the Company:                 Apex Inc.
                                        9911 Willows Road NE
                                        Redmond, WA 98052-2531
                                        Attn:  Chief Operating Officer
                                        With copy to:  General Counsel
                                        Fax: ________________________________


     If to the Employee:                Kevin J. Hafer
                                        _____________________________________
                                        _____________________________________
                                        Fax: ________________________________

Any party may change such party's address for notices by notice duly given pursuant to this Section


                  (e) HEADINGS. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Amendment.


                  (f) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. The Employee and the Company each hereby expressly consents to the exclusive venue of the state and federal courts located in Seattle, King County, Washington, for any lawsuit arising from or relating to this Amendment Agreement.

                  (g) ARBITRATION. Any controversy or claim arising out of or relating to this Amendment Agreement, or breach thereof, shall be settled by arbitration in Seattle, Washington, in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be three (3) arbitrators, one (1) to be chosen directly by each party at will, and the third arbitrator to be selected by the two (2) arbitrators so chosen. To the extent permitted by the Rules of the American Arbitration Association, the selected arbitrators may grant equitable relief. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case. The cost of the arbitration including the cost of the third arbitrator, the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

                  (h) SEVERABILITY. If a court or other body of competent jurisdiction determines that any provision of this Amendment Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

                  (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Amendment Agreement

                            [Signature pages follow.]

         IN WITNESS WHEREOF, each of the parties has executed this Amendment Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

DATE:                              APEX INC.
    ----------------------
                                   By:  /s/ BARRY L. HARMON
                                      --------------------------------------
                                   Title: COO, CFO & Treasurer
                                        ------------------------------------


                                   KEVIN J. HAFER:

                                   /s/ KEVIN J. HAFER
                                   -----------------------------------------

                                                                 ATTACHMENT A

                 CONFIRMATION OF RESIGNATION AND GENERAL RELEASE

         By signing below, I hereby acknowledge and confirm my agreement to all the terms of the Amendment Agreement ("Agreement"). I also agree that, as of the date I sign this document, I release and waive any and all additional employment claims (E.G., statutory employment claims, wrongful discharge types of claims or related claims, breach of employment contract types of claims, but not claims for breach of the Agreement itself) I may have relating to my employment with Apex Inc. and/or the termination of my role as an officer or director of Apex Inc. which I would not have but for my being an officer, director, or employee of Apex Inc. since the time I signed the Agreement, as well as releasing and waiving any and all other claims referenced in Paragraph 8 of the Agreement to the extent permitted by law.



                                                   -----------------------------
                                                    Kevin J. Hafer












                       *TO BE DELIVERED IMMEDIATELY PRIOR
              TO THE CLOSING OF THE APEX MERGER AS DESCRIBED IN THE
                            REORGANIZATION AGREEMENT

                                                                   ATTACHMENT B

                 CONFIRMATION OF RESIGNATION AND GENERAL RELEASE

         By signing below, I hereby acknowledge and confirm my agreement to all the terms of the Amendment Agreement ("Agreement"). I also agree that, as of the date I sign this document, I release and waive any and all additional employment claims (E.G., statutory employment claims, wrongful discharge types of claims or related claims, breach of employment contract types of claims, but not claims for breach of the Agreement itself) I may have relating to my employment with Apex Inc. and/or the termination of that relationship which I would not have but for my being an employee of Apex Inc. since the time I signed the Agreement, as well as releasing and waiving any and all other claims referenced in Paragraph 8 of the Agreement to the extent permitted by law.




                                                    ----------------------------
                                                     Kevin J. Hafer






             *DO NOT SIGN, DATE, OR RETURN THIS DOCUMENT BEFORE THE
            FIRST ANNIVERSARY OF THE APEX MERGER AS DESCRIBED IN THE
                            REORGANIZATION AGREEMENT